UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 7, 2018
Resource Income Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-201842	80-0854717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01.    Other Events.

Termination of Initial Public Offering

On May 7, 2018, the board of directors (the “Board”) of Resource Income Opportunity REIT, Inc. (the “Company”) unanimously approved the termination of its continuous initial public offering of shares of the Company’s common stock pursuant to the Registration Statement on Form S-11 (File No. 333-201842) (the “Registration Statement”). On the same date, the Board authorized the deregistration of all shares of common stock which remain unsold under the Registration Statement.

Termination of Distribution Reinvestment Plan

Pursuant to the terms of the Company’s distribution reinvestment plan (the “DRIP”), the Board may amend, suspend or terminate the DRIP for any reason at any time upon ten days’ written notice to the Company’s stockholders that have elected to participate in the DRIP.
On May 7, 2018, the Board unanimously approved the termination of the DRIP. On May 8, 2018, the Company’s stockholders, by unanimous written consent, waived the ten days’ written notice requirement. Accordingly, the termination became effective on May 8, 2018.
Termination of Share Repurchase Program
Pursuant to the terms of the Company’s share repurchase program (the “SRP”), the Board, in its sole discretion, may amend, suspend, reduce, terminate or otherwise change the SRP upon 30 days’ prior notice to the Company’s stockholders.
On May 7, 2018, the Board unanimously approved the termination of the SRP. On May 8, 2018, the Company’s stockholders, by unanimous written consent, waived the thirty days’ written notice requirement. Accordingly, the termination became effective on May 8, 2018.
Termination of Incentive Plan
Pursuant to the terms of the Amended & Restated 2015 Incentive Plan, dated as of September 29, 2015 (the “Incentive Plan”) which provides for the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its affiliates, the Board, in its sole discretion, may terminate the Incentive Plan without stockholder approval. On May 8, 2018, the Board unanimously approved the termination of the Incentive Plan, effective that same date.

Repurchase of Director Shares

On May 7, 2018, in connection with the termination of the Company’s initial public offering, the Board authorized the repurchase of the 7,043.32 vested shares of the Company’s common stock which were held by members of Board at an aggregate repurchase price equal to $68,389.88; all non-vested shares held by the members of the Board were forfeited.
Plan of Liquidation and Dissolution
On May 7, 2018, in connection with the termination of the Company’s initial public offering, the Board unanimously (i) determined that it was in the best interests of the Company to liquidate and dissolve; and (ii) adopted a plan of complete liquidation and dissolution (the “Plan”) to be submitted to the Company’s stockholders for approval. On May 8, 2018, the Company’s stockholders, by unanimous written consent, approved the Plan.
Pursuant to the Plan, the Company shall be voluntarily liquidated and dissolved as soon as practicable, and the proper officers of the Company shall perform such acts, execute and deliver such documents and do all things as may be reasonably necessary or advisable to complete such liquidation and dissolution.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements (such as those with respect to the payment of fees or distributions) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with future economic, competitive and market conditions, future business decisions and those risks set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2017, and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE INCOME OPPORTUNITY REIT, INC.
By:	/s/ Alan Feldman
Name: Alan Feldman
Title: Chief Executive Officer

Date: May 8, 2018

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